Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 30, 2025, relating to the financial statements of BRB Foods Inc. as of December 31, 2024, and 2023 and to all references to our firm included in this Registration Statement.

/s/ RussellBedfor
d GM Auditores
Independentes
S/S

Certified Public Accountants

Russell Bedford GM Auditores

Independentes S/S

Barueri, SP,

Brazil

September 25, 2025